Exhibit 10.1

Retirement Agreement

This Retirement Agreement (the “Agreement”) is entered into as of January 28, 2022 by and between Michael N. Mears (“Executive”) and Magellan GP, LLC, a Delaware limited liability company (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Executive has provided notice of his retirement as Chairman of the Board, Chief Executive Officer and President of the Company, effective as of April 30, 2022.NOW, THEREFORE, in consideration of the benefits provided in this Agreement the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows:

1. Retirement; Modification of Outstanding AIP and LTIP Awards.

(a) The Parties agree that Executive will retire as Chairman of the Board, Chief Executive Officer and President of the Company, effective as of April 30, 2022 (the “Separation Date”). Effective as of the Separation Date, Executive’s employment with the Company, or its affiliate, will terminate, and Executive shall cease to hold any position (whether as an officer, director, manager, employee, trustee, fiduciary, member of the Board of Directors of the Company or otherwise) with, and shall cease to exercise or convey any authority (actual, apparent, or otherwise) on behalf of, the Company or any of its subsidiaries or affiliates. Executive will be deemed to have resigned any and all such positions and authorities on the Separation Date without any requirement of any further action from any Party. Executive will execute any further documents or instruments reasonably requested by the Company to effect such resignation.
(b) Provided that Executive complies with all of the terms of this Agreement (including remaining employed by the Company until the Separation Date) and timely executes on or within 21 days after the Separation Date the Bring Down Agreement that is attached to this Agreement as Exhibit A, Executive shall receive (i) no later than March 15, 2023, a payout under the Company’s 2022 Annual Incentive Program based on the organization’s performance under such program (as reasonably determined by the Board of Directors of the Company), without any personal performance adjustments and without pro-ration for the 2022 calendar year, and (ii) notwithstanding anything to the contrary in Executive’s phantom unit agreements under the Magellan Midstream Partners’ Long-Term Incentive Plan, Executive’s separation from employment with the Company shall be considered a “Retirement” under the terms of such phantom unit agreements and any payout made under such agreements shall not be subject to pro-ration.
2. General Release of Claims by Executive.
(a) Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, creditors, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil

Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Oklahoma Anti-Discrimination Act; the Standards for Workplace Drug and Alcohol Testing Act; the medical marijuana laws; the Administrative Workers' Compensation Act; the Oklahoma Workers' Compensation Act; common law torts, Oklahoma’s public policy; any other state or local law, statute, public policy, order or regulation; and any and all suits in tort or contract.

Notwithstanding the generality of the foregoing, Executive does not release the following:

(i)    Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)    Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)    Claims pursuant to the terms and conditions of the federal law known as COBRA;
(iv)    Claims for indemnity under the bylaws of the Company or its affiliates, as provided for by law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company pursuant to which Executive is covered as of the effective date of Executive’s termination of employment with the Company and its subsidiaries;

(v)    Claims based on any right Executive may have to enforce the Company’s executory obligations under this Agreement;
(vi)    Claims Executive may have to vested or earned compensation and benefits, including any base salary earned by Executive but unpaid through the Separation Date and any vested benefits under the Magellan Pension Plan and Magellan 401(k) Plan, but excluding any claims under the Company’s Executive Severance Pay Plan;
(vii)    Any rights to expense reimbursement under the Company’s expense reimbursement policy; and

(vii)    Any rights that cannot be released as a matter of applicable law, but only to the extent such rights may not be released under such applicable law.

This Agreement further does not prevent Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies).

(b) Executive acknowledges that this Agreement was presented to him on the date indicated above, and that Executive is entitled to have twenty-one (21) days’ time in which to consider it. Executive further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that Executive should consult with an attorney of his choice before signing this Agreement, and Executive has had sufficient time to consider the terms of this Agreement. Executive represents and acknowledges that if Executive executes this Agreement before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period.

(c) Executive understands that after executing this Agreement, Executive has the right to revoke it within seven (7) days after his execution of it. Executive understands that this Agreement will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Agreement in writing. Executive understands that this Agreement may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Agreement must be made in writing and delivered to Doug May at the Company by e-mail to doug.may@magellanlp.com or by overnight delivery to One Williams Center, Suite 2800, Tulsa, OK 74172 within the seven (7) day period.

(d) Executive understands that this Agreement shall become effective, irrevocable and binding upon Executive on the eighth (8th) day after his execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (c) above.
3. No Assignment. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive.

4. Restrictive Covenants.
(a) Confidential Records and Information. Executive agrees that Executive will still be bound by and comply with the Invention and Confidential Information Agreement between Magellan Midstream Holdings, L.P. and Executive dated November 18, 2003. Executive covenants that he will return to the Company on or before the Separation Date, its computers (including data stored thereon) and peripherals, Company credit and fuel cards and keys. Executive may retain incidental materials he currently has in his possession, or which may be stored incidentally in electronic formats (for example, emails, correspondence, draft documents, copies of various materials accumulated while employed), provided he has not systematically and intentionally acquired any such materials in preparation for Executive’s termination of employment. Executive represents and warrants that in the event he has any Company work related materials, he has no intention of utilizing said materials, nor of disclosing same to any other person or entity.

(b) Non-disparagement. Executive agrees and covenants that he shall not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company, any of its subsidiaries or affiliates, any of their businesses, or any of their employees, officers, directors, investors or other associated third parties, now or in the future. This subsection does not, in any way, restrict or impede Executive from making truthful statements in the exercise of protected rights to the extent that such rights cannot be waived by agreement or from making truthful statements that are reasonably necessary to comply with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. Executive shall promptly provide written notice of any such order to Doug May at the Company by e-mail to doug.may@magellanlp.com or by overnight delivery to One Williams Center, Suite 2800, Tulsa, OK 74172.

5. Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the Parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
6. Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

7. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.
8. Entire Agreement. This Agreement constitutes the entire agreement of the Parties in respect of the subject matter contained herein and supersedes all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.
9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Agreement as of the date first written above.

Executive         MAGELLAN GP, LLC

/s/ Michael N. Mears             By: /s/ Aaron L. Milford
Print Name: Michael N. Mears         Print Name: Aaron L. Milford
        Title: Chief Operating Officer

EXHIBIT A

Bring Down Agreement

For and in consideration of the payments and benefits due to the undersigned under that certain Retirement Agreement (the “Agreement”) executed by the undersigned (the “Executive”) on January 28, 2022, which are expressly conditioned on the Executive’s execution of this bring down release (the “Bring Down Agreement”), and for other good and valuable consideration, Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company Releasees, from any and all Claims, which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the ADEA; the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Oklahoma Anti-Discrimination Act; the Standards for Workplace Drug and Alcohol Testing Act; the medical marijuana laws; the Administrative Workers' Compensation Act; the Oklahoma Workers' Compensation Act; common law torts, Oklahoma’s public policy; any other state or local law, statute, public policy, order or regulation; and any and all suits in tort or contract. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Notwithstanding the generality of the foregoing, Executive does not release the following:

(i)    Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)    Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)    Claims pursuant to the terms and conditions of the federal law known as COBRA;
(iv)    Claims for indemnity under the bylaws of the Company or its affiliates, as provided for by law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company pursuant to which Executive is covered as of the effective date of Executive’s termination of employment with the Company and its subsidiaries;

(v)    Claims based on any right Executive may have to enforce the Company’s executory obligations under the Agreement;
(vi)    Claims Executive may have to vested or earned compensation and benefits, including any base salary earned by Executive but unpaid through the Separation Date and any vested benefits under the Magellan Pension Plan and Magellan 401(k) Plan, but excluding any claims under the Company’s Executive Severance Pay Plan; and

(vii)    Any rights that cannot be released as a matter of applicable law, but only to the extent such rights may not be released under such applicable law.

This release further does not prevent Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies).

Executive acknowledges that this Bring Down Agreement was presented to him not less than 21 days before the Separation Date, and that Executive is entitled to have twenty-one (21) days’ time in which to consider it. Executive further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that Executive should consult with an attorney of his choice before signing this Bring Down Agreement, and Executive has had sufficient time to consider the terms of this Bring Down Agreement. Executive represents and acknowledges that if Executive executes this Bring Down Agreement before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntarily waives any remaining consideration period. Executive understands that after executing this Bring Down Agreement, Executive has the right to revoke it within seven (7) days after his execution of it. Executive understands that this Bring Down Agreement will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Bring Down Agreement in writing. Executive understands that this Bring Down Agreement may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Bring Down Agreement must be made in writing and delivered to Doug May at the Company by e-mail to doug.may@magellanlp.com or by overnight delivery to One Williams Center, Suite 2800, Tulsa, OK 74172 within the seven (7) day period. Executive understands that this Bring Down Agreement shall become effective, irrevocable and binding upon Executive on the eighth (8th) day after his execution of it, so long as Executive has not revoked it within the time period and in the manner specified in this paragraph.
Executive understands that this Bring Down Agreement shall become effective, irrevocable and binding upon Executive on the date Executive executes it.

___________________________________         _________________________________________

Date	EXECUTIVE
Print Name: Michael N. Mears